Exhibit 10(e)

                             AMENDED AND RESTATED
               401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

         Initial Effective Date of Consolidated Plan: October 1, 1997 Effective Date of Amended and Restated Plan: October 1, 1999

                             FIRST COMMUNITY BANK

                             AMENDED AND RESTATED
               401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

      This Restated 401(k) Savings and Employee Stock Ownership Plan, executed on the _______ day of September, 2002, by First Community Bank, a federally chartered savings bank (the "Bank"),

                                 WITNESSETH THAT

      WHEREAS, the Board of Directors of the Bank previously maintained the Pocahontas Federal Savings & Loan Association 401(k) Savings and Profit Sharing Plan, initially effective as of January 1, 1986 (hereinafter, "401(k) Plan") and the Pocahontas Federal Savings & Loan Association Employee Stock Ownership Plan, initially effective as of October 1, 1993(hereinafter, "ESOP"); and

      WHEREAS, the Bank consolidated the 401(k) Plan and the ESOP into the First Community Bank 401(k) Savings and Employee Stock Ownership Plan, effective as of October 1, 1997 (hereinafter, "KSOP", and formerly referred to as the Pocahontas Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan"); and

      WHEREAS, subsequent to the consolidation the Bank has amended the KSOP on seven occasions and desires to further amend the KSOP to adopt the final GUST amendments and the good faith amendments under the Economic Growth and Tax Relief Reconciliation Act of 2001, and believes that in order to facilitate ease of administration and to comply with the requirements of the Internal Revenue Code and Treasury Regulations, such further amendment shall be accomplished through an amendment and restatement; and

      WHEREAS, the Bank has resolved to adopt this amended and restated First Community Bank 401(k) Savings and Employee Stock Ownership Plan for eligible employees in accordance with the terms and conditions presented to the directors.

      NOW, THEREFORE, the Bank hereby adopts the following plan, effective as of October 1, 1999, setting forth the terms and conditions pertaining to contributions by the Employer and the payment of benefits to Participants and Beneficiaries.

      IN WITNESS WHEREOF, the Bank has adopted this Plan and caused this instrument to be executed by its duly authorized officers as of the above date.

ATTEST:                                   FIRST COMMUNITY BANK


                                          By:
-----------------------------                -----------------------------
Secretary                                    President

                                    CONTENTS
                                                                        Page No.
                                                                        --------

Section 1.  Plan Identity..............................................     1

      1.1   Name  .....................................................     1
      1.2   Purpose....................................................     1
      1.3   Effective Date.............................................     1
      1.4   Fiscal Period..............................................     1
      1.5   Single Plan for All Employers..............................     1

Section 2.  Definitions................................................     1

Section 3.  Eligibility for Participation..............................     8

      3.1   Initial Eligibility........................................     8
      3.2   Definition of Eligibility Year.............................     8
      3.3   Termination of Participation...............................     8
      3.4   Certain Employees Ineligible...............................     8
      3.5   Participation and Reparticipation..........................     9
      3.6   Elective Deferral Agreement................................     9

Section 4.  Contributions and Credits..................................     9

      4.1   Elective Deferral Contributions............................     9
      4.2   Matching Contributions.....................................    10
      4.3   Discretionary Contributions................................    10
      4.4   ESOP  .....................................................    10
      4.5   Voluntary Contributions....................................    11
      4.6   Definitions Related to Contributions.......................    11
      4.7   Conditions as to Contributions.............................    12
      4.8   Rollover Contributions ....................................    12
      4.9   Determination of Contributions.............................    12
      4.10  Payment of Contributions...................................    12
      4.11  Participant-Directed Investment of Elective Deferral,
               Qualified Non-Elective Contributions, Discretionary Contributions, Matching Contribution, Qualified
               Matching Contribution and Rollover Accounts.............    12
      4.12  Valuation of Assets........................................    13
      4.13  Allocation of Trust Assets.................................    13

Section 5.  Limitations on Contributions
              and Allocations..........................................    14

      5.1   Maximum Amount of Elective Deferral Contributions..........    14
      5.2   Limitation on Elective Deferral Contributions..............    15
      5.3   Contributions to be Deductible.............................    17
      5.4   Limitations on Matching Contributions......................    17
      5.5   Multiple Use Test..........................................    18
      5.6   Limitation on Annual Additions.............................    18
      5.7   Effect of Limitations......................................    20
      5.8   Limitations as to Certain Participants.....................    20

Section 6.  Trust Fund and Its Investment..............................    21

      6.1   Creation of Trust Fund.....................................    21
      6.2   Investments................................................    21
      6.3   Acquisition of Stock.......................................    22
      6.4   Participants' Option to Diversify..........................    23

Section 7.  Voting Rights and Dividends on Stock.......................    24

      7.1   Voting and Tendering of Stock..............................    24
      7.2   Dividends on Stock.........................................    24

Section 8.  Adjustments to Accounts....................................    25

      8.1   Adjustments for Transactions...............................    25

Section 9.  Vesting of Participants' Interests.........................    25

      9.1   Deferred Vesting in Accounts...............................    25
      9.2   Computation of Vesting Years...............................    26
      9.3.1 Full Vesting Upon Certain Events...........................    26
      9.3.2 Full Vesting Upon Change in Control........................    26
      9.4   Full Vesting Upon Plan Termination.........................    27
      9.5   Forfeiture, Repayment, and Restoral........................    27
      9.6   Accounting for Forfeitures.................................    27
      9.7   Vesting and Nonforfeitability..............................    27

Section 10. Payment of Benefits........................................    27

      10.1  Benefits for Participants..................................    27
      10.2  Time for Distribution......................................    28
      10.3  Marital Status.............................................    29
      10.4  Delay in Benefit Determination.............................    29
      10.5  Accounting for Benefit Payments............................    29
      10.6  Options to Receive and Sell Stock..........................    29
      10.7  Restrictions on Disposition of Stock.......................    30
      10.8  Continuing Loan Provisions; Creation of Protections
             and Rights ...............................................    31
      10.9  Direct Rollover of Eligible Distribution...................    31
      10.10 Withdrawals During Employment..............................    32
      10.11 Participant Loans..........................................    33
      10.12 Waiver of 30-Day Period....................................    34

Section 11. Rules Governing Benefit Claims and Review of Appeals.......    34

      11.1  Claim for Benefits.........................................    34
      11.2  Notification by Committee..................................    34
      11.3  Claims Review Procedure....................................    35

Section 12. The Committee and Its Functions............................    35
      12.1  Authority of Committee.....................................    35

      12.2  Identity of Committee......................................    35
      12.3  Duties of Committee........................................    35
      12.4  Valuation of Stock.........................................    36
      12.5  Compliance with ERISA......................................    36
      12.6  Action by Committee........................................    36
      12.7  Execution of Documents.....................................    36
      12.8  Adoption of Rules..........................................    36
      12.9  Responsibilities to Participants...........................    36
      12.10 Alternative Payees in Event of Incapacity..................    36
      12.11 Indemnification by Employers...............................    36
      12.12 Nonparticipation by Interested Member......................    37

Section 13. Adoption, Amendment or Termination of the Plan.............    37

      13.1  Adoption of Plan by Other Employers........................    37
      13.2  Adoption of Plan by Successor..............................    37
      13.3  Plan Adoption Subject to Qualification.....................    37
      13.4  Right to Amend or Terminate................................    37

Section 14. Miscellaneous Provisions...................................    38

      14.1  Plan Creates No Employment Rights..........................    38
      14.2  Nonassignability of Benefits...............................    38
      14.3  Limit of Employer Liability................................    38
      14.4  Treatment of Expenses......................................    38
      14.5  Number and Gender..........................................    38
      14.6  Nondiversion of Assets.....................................    39
      14.7  Separability of Provisions.................................    39
      14.8  Service of Process.........................................    39
      14.9  Governing State Law........................................    39
      14.10 Employer Contributions Conditioned on Deductibility........    39
      14.11 Unclaimed Accounts.........................................    39
      14.12 Qualified Domestic Relations Order.........................    39

Section 15. Top-Heavy Provisions.......................................    40

      15.1  Top-Heavy Plan.............................................    40
      15.2  Super Top-Heavy Plan.......................................    40
      15.3  Definitions................................................    41
      15.4  Top-Heavy Rules of Application.............................    42
      15.5  Top-Heavy Ratio............................................    43
      15.6  Minimum Contributions......................................    44
      15.7  Minimum Vesting............................................    45
 15.8 Top Heavy Provisions Control in Top-Heavy Plan...................    45

                              FIRST COMMUNITY BANK

                                    RESTATED
                401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

Section 1. Plan Identity.

      1.1 Name. The name of this Plan is "First Community Bank Restated 401(k) Savings and Employee Stock Ownership Plan."

      1.2 Purpose. The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

      1.3 Effective Date. The Effective Date of the 401(k) Plan was, initially, January 1, 1986. The initial Effective Date of the ESOP portion of the Plan was October 1, 1993. The Effective Date of the subsequent restatement and combination of the Plans was October 1, 1997. The Effective Date of this restatement shall be October 1, 1999. The provisions of this Plan, as a restated Plan, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan as the Plan existed on the date of the Employee's termination of employment.

      1.4 Fiscal Period. This Plan shall be operated on the basis of an October 1 to September 30 fiscal year for the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law.

      1.5 Single Plan for All Employers. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 5.

      Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

Section 2. Definitions.

      The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

      "Account" means each of the bookkeeping accounts maintained to reflect a Participant's interest in the Plan. A Participant may have one or more of the following accounts, as more fully described in Article IV: an "Elective Deferral Account," a "Matching Contribution Account," a "Qualified Matching Contribution Account", a "Discretionary Contribution Account," a "Qualified Non-Elective Contribution Account", a "Rollover Account," and an "ESOP Account."

      "Active Participant" means any Employee who has satisfied the eligibility requirements of Section 3.1(a) and who qualifies as an Active Participant for a particular Plan Year under Section 4.6.

      "Bank" means First Community Bank, and any entity which succeeds to the business of First Community Bank and adopts this Plan as its own pursuant to
Section 13.2.

      "Beneficiary" means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's Spouse.

      "Break in Service" means any Vesting Year in which an Employee has 500 or fewer Hours of Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (said Employee shall not be credited with more than 501 Hours of Service to avoid a Break in Service), unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the committee responsible for the administration of this Plan in accordance with Section 12.

      "Company" means Pocahontas Bancorp, Inc.

      "Disability" means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or (ii) the Participant's disability is certified by a physician selected by the Committee. Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Committee may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Committee, and no Participant who refuses to be examined shall be treated as having a Disability. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by Disability shall be final and conclusive.

      "Discretionary Contribution Account" means the Account maintained to reflect the Discretionary Contributions made by the Employer on behalf of a Participant and the investment experience, expenses, distributions and forfeitures pertaining thereto.

      "Discretionary Contributions" means the contributions made by the Employer pursuant to Section 4.3.

      "Early Retirement" means retirement on or after a Participant's attainment of age 55 and the completion of ten years of Service for an Employer. If the Participant separates from Service before satisfying the age requirement, but has satisfied the Service requirement, the Participant will be entitled to elect early retirement upon satisfaction of the age requirement.

      "Effective Date" of this restatement means October 1, 1999, unless another Effective Date is set forth with respect to a particular section hereof. For Plan Years prior to the restatement Effective Date, the terms of the Plan prior to its restatement will control for purposes of the designated provision. The restatement Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date established by law.

      "Elective Deferral Account" means the Account maintained to reflect the Elective Deferral Contributions made by the Employer on behalf of a Participant and the investment experience, expenses and distributions pertaining thereto.

      "Elective Deferral Agreement" means the agreement entered into between a Participant and the Employer, as described in Section 3.6.

      "Elective Deferral Contributions" means the contributions made by the Employer pursuant to Section 4.1 on behalf of each Participant who has entered into an Elective Deferral Agreement.

      "Employee" means any individual who is or has been employed or self-employed by an Employer. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are performed under the primary direction or control of the Employer. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's 415 Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year). Employees of P.F. Service will not be eligible to participate in this Plan.

      "Employer" means the Bank or any affiliate within the purview of Section 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Bank's consent pursuant to
Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.2.

      "Entry Date" means each October 1 and April 1 of each Plan Year following the date the Employee meets the eligibility requirements.

      "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

      "ESOP" means the portion of the Plan intended to constitute an "employee stock ownership plan" pursuant to Section 4975(e)(7) of the Code.

      "ESOP Account" means the ESOP Stock Account and ESOP Cash Account maintained to reflect a Participant's interest in the ESOP.

      "ESOP Cash Account" means that portion of the ESOP Account consisting of all assets of the ESOP Account other than Stock.

      "ESOP Contributions" means the contributions made by the Employer to the ESOP pursuant to Section 4.4.

      "ESOP Stock Account" means that portion of the ESOP Account consisting of Stock.

      "Forfeiture" means any portion of a Participant's Matching Contribution Account, Discretionary Contribution Account, or ESOP Account that is forfeited by the Participant and reallocated, pursuant to Section 9.5, as a result of the Participant's termination of employment prior to full vesting.

      "415 Compensation"

            (a) shall mean wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source.

            (b) Effective for Plan Years beginning after December 31, 1997, any elective deferral as defined in Code Section 402(g)(3) (any Employer contributions made on behalf of a Participant to the extent not includible in gross income and any Employer contributions to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125 (Cafeteria Plan) shall also be included in the definition of 415 Compensation. For Plan Years commencing on or after January 1, 2001, 415 Compensation paid or made available during the limitation year shall include elective amounts that are not includible in the gross income of the Employee by reason of Code
      Section 132(f)(4).

            (c) 415 Compensation in excess of $170,000 (as indexed) shall be disregarded for all Participants. For purposes of this sub-section, the $170,000 limit shall be referred to as the "applicable limit" for the Plan Year in question. The $170,000 limit shall be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, effective for the Plan Year which begins within the applicable calendar year. For Plan Years commencing on or after January 1, 2002, "$200,000" shall be substituted for "$170,000" wherever it appears in this paragraph. For purposes of the applicable limit, 415 Compensation shall be prorated over short Plan Years.

      "Highly Compensated Employee" for Plan Years commencing after December 31, 1996, means an Employee who, during either of that or the immediately preceding Plan Year was at any time a five percent owner (as defined in Code Section 416(i)(1)) of the Employer or had 415 Compensation exceeding $80,000 (adjusted in accordance with Code Section 414(q)(1)) and, if elected by the Employer, was among the most highly compensated one-fifth of all Employees. For this purpose:

            (a) "415 Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code, and for Plan Years commencing on or after January 1, 2001, Section 132(f)(4) of the Code.

            (b) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related Employer entities described in the definition of "Service," but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

      "Hours of Service" means hours to be credited to an Employee under the following rules:

            (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

            (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

            (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

            (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

            (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

            (f) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

            (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

      "Investment Fund" means such one or more separate investment vehicles as the Trustee may from time to time, and in its sole discretion, specify as being available for the investment of Trust assets, other than assets held in the ESOP Stock Account or ESOP Cash Account.

      "Matching Contribution Account" means the Account maintained to reflect the Matching Contributions made by the Employer on behalf of a Participant and the investment experience, expenses, distributions and forfeitures pertaining thereto.

      "Matching Contributions" means the matching contributions made by the Employer pursuant to Section 4.2.

      "Normal Retirement" means retirement on or after the later of a Participant's 60th birthday or fifth year of Service with the Employer.

      "Participant" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

      "Plan Year" means the twelve-month period commencing each October 1 and ending each September 30.

      "Qualified Matching Contributions" means the Employer's contributions to the Plan that are made pursuant to Section 4.2(b). Such contributions shall be considered a Matching Contribution for the purposes of the Plan and used to satisfy the "Average Contribution Percentage Test."

      "Qualified Matching Contribution Account" means the Account maintained to reflect the Qualified Matching Contributions made by the Employer on behalf of a Participant and the investment experience, expenses and distributions pertaining thereto.

      "Qualified Nonelective Contributions" means the Employer's contributions to the Plan that are made pursuant to Section 4.3(b). Such contributions shall be considered a Discretionary Contribution for the purposes of the Plan and used to satisfy, at the election of the Employer, either the "Average Deferral Percentage Test" or the "Average Contribution Percentage Test."

      "Qualified Nonelective Contribution Account" means the Account maintained to reflect the Qualified Nonelective Contributions made by the Employer on behalf of a Participant and the investment experience, expenses and distributions pertaining thereto.

      "Recognized Absence" means a period for which --

            (a) an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leave on a nondiscriminatory basis; or

            (b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or

            (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. Sec. 2021).

      "Rollover Account" means the Account maintained to reflect the Rollover Contributions made by a Participant and the investment experience, expenses and distributions pertaining thereto.

      "Rollover Contributions" means the contributions made pursuant to Section 4.8.

      "Service" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor Employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective). Service of an Employee who was an employee of any entity listed at Appendix A attached hereto on the date noted thereon shall include Service with such entity for eligibility and vesting purposes, subject to applicable Break-in-Service rules.

      "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier. A former Spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

      "Stock" means shares of the Company's voting common stock or preferred stock meeting the requirements of Section 409(e)(3) of the Code issued by an Employer or an affiliated corporation.

      "Stock Obligation" means an indebtedness arising from any extension of credit to the Plan or the Trust which was obtained for the purpose of buying Stock and which satisfies the requirements set forth in Section 6.3.

      "Trust" or "Trust Fund" means the trust fund created under this Plan.

      "Trust Agreement" means the agreement between the Bank and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a co-mingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that co-mingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of the Trust Agreement are incorporated herein by reference.

      "Trustee" means one or more corporate persons or individuals selected from time to time by the Bank to serve as trustee or co-trustees of the Trust Fund.

      "Unallocated Stock Fund" means that portion of the Stock Fund consisting of the Plan's holding of Stock which have been acquired in exchange for one or more Stock Obligations and which have not yet been allocated to the Participant's Accounts in accordance with Section 4.4.

      "Valuation Date" means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust the Participants' Accounts accordingly.

      "Valuation Period" means the period following a Valuation Date and ending with the next Valuation Date.

      "Vesting Year" means a unit of Service credited to a Participant pursuant to Section 9.2 for purposes of determining his vested interest in his Account.

Section 3. Eligibility for Participation.

3.1 Initial Eligibility. Each Employee who was a Participant in the Pocahontas Federal Savings & Loan Association 401(k) Profit Sharing Plan and/or the Pocahontas Federal Savings & Loan Association Employee Stock Ownership Plan on September 30, 1997 shall continue to be a Participant in this Plan.

Each other Employee, including each future Employee except as specifically designated below, shall become a Participant on the Entry Date coinciding with or next following:

      (a) For purposes of participation in any ESOP, Matching or Discretionary Contributions, the later of the following dates:

            (A) the last day of the Employee's first Eligibility Year, and

            (B) the Employee's 21st birthday. However, if an Employee is not in active Service with an Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in Service.

      (b) For purposes of participation in any Elective Deferral Contributions:

            (A) completion of one Hour of Service for the Employer.

      (c) Notwithstanding the above, an Employee who was employed by First Community Bank or Walden/Smith Financial Group, Inc. on the date of acquisition of such corporations by the Company shall become a Participant in the Plan, for purposes of ESOP, Matching, Discretionary, or for Elective Deferral Contributions, on the date such person first completes one Hour of Service for the Employer.

      (d) Notwithstanding the above, an Employee who was employed by Southern Mortgage on the date of acquisition of such corporation by the Company shall become a Participant in the Plan, for purposes of ESOP, Matching, Discretionary, or for Elective Deferral Contributions, on the date such person first completes one Hour of Service for the Employer.

3.2 Definition of Eligibility Year . An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has completed 1,000 Hours of Service for the Employer. For this purpose:

            (a) an Employee's first "eligibility period" is the 12-consecutive month period beginning on the first day on which he has an Hour of Service, and

            (b) his subsequent eligibility periods will be 12-consecutive month periods beginning on each October 1 after that first day of Service.

3.3 Termination of Participation. A Participant shall cease to be a Participant:
(a) upon his or her death; (b) upon the payment to him or her of all nonforfeitable benefits due to him or her under the Plan; or (c) upon his or her termination of employment if such Employee's vested percentage in his Discretionary Contribution Account, ESOP Account and Matching Contributions Account is zero.

3.4 Certain Employees Ineligible. No Employee shall participate in the Plan while his Service is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan.

3.5 Participation and Reparticipation. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning within five years of his or her termination who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return to Service with an Employer.

3.6 Elective Deferral Agreement. Each Eligible Participant may, but shall not be required to, enter into an Elective Deferral Agreement with the Employer under which the Participant agrees to reduce his Cash Compensation by a specified percentage and the Employer agrees to contribute such amounts on the Participant's behalf to the Trust. The terms of such Elective Deferral Agreement shall:

      (a) specify the percentage of such Participant's Cash Compensation to be paid by the Employer on the Participant's behalf each pay period to the Trust;

      (b) provide that the Committee may reduce the percentage in paragraph (a) if necessary to assure that the applicable limitations on contributions and allocations set forth in Section 5 are satisfied for each Plan Year;

      (c) specify the date as of which the Elective Deferral Agreement becomes effective, which date shall be the first day of a future pay period; and

      (d) set forth such other or additional information as in the opinion of the Committee is desirable or necessary for the operation of the Plan.

      The Committee shall notify each Employee of his eligibility to enter into an Elective Deferral Agreement and shall forward to such individual a form of Elective Deferral Agreement to complete. Elective deferral shall commence on behalf of such Employee with the first Entry Date after he becomes eligible to participate if such Employee enters into the Elective Deferral Agreement with the Employer at least fifteen (15) days (or such shorter period as the Administrator allows) prior to the Entry Date. In the case of an Employee who does not commence elective deferral at the earliest date possible, such Employee may commence elective deferral on any date permitted by the Committee by entering into an Elective Deferral Agreement at least fifteen (15) days (or such shorter period as the Committee allows) prior to said date. In all cases, the initiative for applying for elective deferral rests with the individual Employee.

      A Participant shall be entitled to increase, decrease or resume his or her Elective Deferral percentage quarterly during the Plan Year. Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of such quarter. A Participant may completely discontinue making Elective Deferrals at any time effective for the payroll period after written notice is provided to the Committee.

Section 4. Contributions and Credits.

4.1 Elective Deferral Contributions. Subject to the provisions of Section 5, for each pay period the Employer shall contribute to the Trust on behalf of each Participant an amount equal to the dollar amount or a percentage of such Participant's Cash Compensation specified in the Elective Deferral Agreement between the Employer and such Participant, up to a maximum of 15% of such Participant's Cash Compensation for the Plan Year. Each Participant may elect to increase or decrease the amount rate of his elective deferral or suspend completely his elective deferral by filing a written request with the Employer. All elections under this Section 4.1 shall be pursuant to rules of the Administrator, which shall be consistently applied and which may be changed from time to time. The Administrator may reduce the amount of any elective deferral, or make such other modification as necessary, so that the Plan complies with the provisions of the Code.

4.2 Matching Contributions.

      (a) Subject to the provisions of Section 5, for each Plan Year the Employer shall contribute to the Trust that amount of Matching Contributions as may be voted by the Board in its sole discretion. Matching Contributions for each Plan Year shall be credited as of the last day of the Plan Year to the Accounts of the Active Participants, for whom Elective Deferral Contributions have been made for such Plan Year. The amount of the Matching Contributions to be allocated to such an Active Participant shall bear the same ratio to the total Matching Contributions as the Elective Deferral Contributions of such Active Participant on or after the Entry Date (for purposes of participation in Matching Contributions) bears to the total Elective Deferral Contributions of all such Active Participants.

      (b) Qualified Matching Contributions. Notwithstanding the foregoing provisions of this Section 4.2, for the purposes of allocations made pursuant to this Section 4.2, if and to the extent necessary for the Plan to satisfy the requirements of the Average Contribution Percentage Test at Section 5.4 for a Plan Year, Qualified Matching Contributions may be made to certain Active Participants who make an Elective Deferral during such Plan Year, and are not Highly Compensated Employees with respect to such Plan Year, in the smallest percentage that, when added to the other contributions tested under the Average Contribution Test will permit the Plan to pass such test. The Plan Committee shall have complete discretion to determine those Active Participants that are not Highly Compensated who shall receive a Qualified Matching Contribution and the amount of such Contribution.

4.3 Discretionary Contributions.

      (a) Subject to the provisions of Section 5, the Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. The Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employer's contributions for a Plan Year shall be credited as of the last day of the Plan Year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation earned on or after the Participant's Entry Date for participation in Discretionary Contributions.

      (b) Qualified Nonelective Contributions. Notwithstanding the foregoing provisions of this Section 4.3, for the purposes of allocations made pursuant to this Section 4.3, if and to the extent necessary for the Plan to satisfy the requirements of the Average Contribution Percentage Test of Section 5.4 or the Average Deferral Percentage Test of Section 5.2 for a Plan Year, Qualified Nonelective Contributions may be made to certain Active Participants who are not Highly Compensated Employees with respect to such Plan Year in the smallest percentage that, when added to the other contributions tested under the Deferral Percentage Test or Average Contribution Percentage Test will permit the Plan to pass such test. The Plan Committee shall have complete discretion to determine those Active Participants that are not Highly Compensated who shall receive a Qualified Nonelective Contribution and the amount of such contribution.

4.4 ESOP

      (a) ESOP Contributions. Subject to the provisions of Section 5, the Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. The Employer shall have no obligation to contribute any amount under this section except as so determined in its sole discretion. The ESOP contributions and available forfeitures for a Plan Year shall be credited as of the last day of the Plan Year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation earned on or after the Participant's Entry Date for participation in ESOP Contributions.

      (b) Contributions for Stock Obligations . If the Trustee, upon instructions from the Committee, incurs any Stock Obligation upon the purchase of Stock, the Employer may contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligation. If there is more than one Stock Obligation, the Employer shall designate the one to which any ESOP Contribution is to be applied. Investment earnings realized on Employer ESOP Contributions and any dividends paid by the Employer on Stock held in the Unallocated Stock Account shall be applied to the Stock Obligation related to that Stock, subject to Section 7.2.

      In each Plan Year in which Employer ESOP Contributions, earnings on ESOP Contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Unallocated Stock Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Stock Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation.

      At the direction of the Committee, the current and projected payments of interest under a Stock Obligation may be ignored in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignored only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

4.5 Voluntary Contributions. No voluntary after-tax contributions are permitted under this Plan.

4.6 Definitions Related to Contributions. For the purposes of this Plan, the following terms have the meanings specified:

      "Active Participant" means a Participant who has satisfied the eligibility requirements under Section 3.1(a) and who has at least 1,000 Hours of Service during the current Plan Year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer as of the last day of the Plan Year, or (ii) he is on a Recognized Absence as of that date, or (iii) his Service terminated during the Plan Year by reason of Early Retirement, Normal Retirement, Disability or death.

      "Cash Compensation" means a Participant's 415 Compensation as defined in
Section 2 of the Plan, and shall also include amounts contributed under an Elective Deferral Agreement pursuant to Section 401(k) or a salary reduction agreement pursuant to Section 125 of the Code or, after December 31, 2000, code
Section 132(f)(4). A Participant's Cash Compensation shall exclude any compensation in Plan Years beginning before December 31, 2001, in excess of $150,000 (or the limit currently in effect under Section 401(a)(17) of the Code). For Plan Years commencing on or after January 1, 2002, a Participant's Cash Compensation shall exclude compensation in excess of $200,000 (or the limit currently in effect under section 401(a)(17) of the Code.)

4.7 Conditions as to Contributions. Employers' contributions shall in all events be subject to the limitations set forth in Section 5. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Stock, and shall be held by the Trustee in accordance with the Trust Agreement. Any contributions of Stock shall be made to Participants' ESOP Stock Accounts. In addition to the provisions of Section 13.3 for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less that it would have been if the contribution had never been made.

4.8 Rollover Contributions.

      Rollover Contributions. Any Participant may make a Rollover Contribution under the Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee and shall be a contribution attributable to an "eligible rollover distribution" (as defined in Code Section 401(a)(31)), distributed to the contributing Employee under Code Section 401(a)(31) from an eligible retirement plan (as defined in Code Section 401(a)(31).

            The Trustee may condition acceptance of a Rollover Contribution upon receipt of such documents as it may require. In the event that an Employee makes a contribution pursuant to this Section 4.8 intended to be a Rollover Contribution but which did not qualify as a Rollover Contribution, the Trustee shall distribute to the Employee as soon as practicable after that conclusion is reached the entire Account balance in his or her Rollover Contributions Account deriving from such contributions determined as of the Valuation Date coincident with or immediately preceding such discovery.

4.9 Determination of Contributions. The amounts of any Matching Contributions, Qualified Matching Contributions, Discretionary Contributions, Qualified Non-Elective Contributions and ESOP Contributions for each Plan Year shall be subject to final determination by the Board. The amounts of such contributions, as determined by the Board, shall be conclusive and binding on all persons.

4.10 Payment of Contributions. Elective Deferral Contributions made by the Employer with respect to a pay period shall be paid into the Trust by the Employer no later than fifteen (15) days after the last day of the month in which such pay period ends. Matching Contributions, Qualified Matching Contributions, Discretionary Contributions, Qualified Non-Elective Contributions and ESOP Contributions made by the Employer to the Trust for each Plan Year shall be made at such time or times as the Employer determines, but not later than the time required by law in order for the Employer to obtain a deduction of the amount of such payment for Federal income tax purposes for such Plan Year (including extensions thereof), as determined under the applicable provisions of the Code.

4.11 Participant-Directed Investment of Elective Deferral, Qualified Non-Elective Contribution, Discretionary Contribution, Matching Contribution, Qualified Matching Contribution and Rollover Accounts .

      (a) Each Participant shall elect the manner of investment of his Elective Deferral Contribution, Qualified Non-Elective Contribution, Discretionary Contribution, Matching Contribution, Qualified Matching Contribution and Rollover Accounts among the Investment Funds established under the Trust. By such election, the Participant shall direct the portion of the aggregate amount then credited or amounts thereafter to be credited to such Accounts that is to be invested by the Trustee in each of the Investment Funds. The Trustee shall maintain records at all times adequately reflecting the interest of each Account in each of the Investment Funds.

      (b) Each Participant may revoke his investment election as to any amounts then standing in or thereafter to be credited to his Elective Deferral Contribution, Qualified Non-Elective Contribution, Discretionary Contribution, Matching Contribution, Qualified Matching Contribution and Rollover Accounts and may make a new investment election in accordance with this Section 4.11 only in accordance with rules established from time to time by the Committee.

      (c) To make an investment election, each Participant shall give written notice to the Committee, which notice shall be in such form and given at such time as the Committee may reasonably require. To be effective, such an investment election must be in accordance with any and all rules and regulations established by the Committee for this purpose.

      (d) Any investment election made hereunder shall continue to be effective until properly revoked by the Participant. If, at any time, there shall be no investment election in effect with respect to a Participant, the Committee shall direct the Trustee to invest all amounts then standing in or thereafter to be credited to such Participant's Elective Deferral and Matching Contribution Accounts in such one or more of the Investment Funds as the Trustee shall, in its sole discretion, select on a uniform basis for all such Participants.

      (e) The Employer, the Committee and the Trustee shall have no responsibility for the investment elections of the Participants and shall incur no liability on account of investing the assets of the Trust in accordance with such directions, and it is intended that Section 404(c) of ERISA will apply to a Participant's exercise of investment responsibilities under this Section.

4.12 Valuation of Assets. As of each Valuation Date, the Trustee shall determine the total net worth of each of the Investment Funds and the total net worth of the Trust assets by evaluating all of such assets and its liabilities (other than liabilities covered by Section 6.3) as of that date. In determining the net worth of such Trust assets, the Trustee shall value such Trust assets at their fair market value and shall determine the fair market value of assets with no readily ascertainable market value on any reasonable basis it deems appropriate. There shall be included as of each Valuation Date income on hand, income accrued, dividends payable but not paid, and uninvested cash, whether income or principal; and there shall be deducted as of the Valuation Date liabilities accrued (other than liabilities covered by Section 6.3). A determination by the Trustee of the fair market value of any of the Trust assets, or of the net worth of said Trust assets, or of any Investment Fund, shall be conclusive and binding upon all persons.

4.13 Allocation of Trust Assets. As of each Valuation Date, the Trustee shall adjust the Participants' Accounts in accordance with the following subsections
(a), (b), (c) or (d) below to reflect any increase or decrease in the net worth of the Trust assets.

      (a) Adjustment of Elective Deferral, Qualified Non-Elective Contribution, Matching Contribution, Qualified Matching Contribution, Discretionary Contribution, and Rollover Accounts. Each Elective Deferral Account, Qualified Non-Elective Contributions Account, Matching Contribution Account, Qualified Matching Contributions Account, and Rollover Account shall be adjusted as of each Valuation Date to reflect its pro rata share of the effect of income collected and accrued, realized and unrealized profits and losses, and expenses of each Investment Fund in which such Accounts have been invested during the period since the last Valuation Date. Such adjustments shall be made so as to preserve for each such Account its beneficial interest in the Trust. Unless otherwise paid by the Employer, the expenses of each Investment Fund shall be charged to the Accounts invested in such Investment Fund.

      (b) Adjustment of ESOP Accounts. Each ESOP Account (i.e., ESOP Stock Account and ESOP Cash Account) shall be adjusted as of each Valuation Date to reflect its pro rata share of the effect of income collected and accrued, realized and unrealized profits and losses and expenses of the ESOP portion of the Plan since the last Valuation Date. Such adjustment shall be made so as to preserve for each ESOP Account its beneficial interest in the ESOP portion of the Plan.

      (c) The Trustee may cause each Account to be adjusted for interim investment experience related to any distributions from or contributions to the Account since the last Valuation Date either on the basis of the average Account balance for the period since the last Valuation Date, or by some other reasonable and consistently applied method. Adjustment of Accounts for investment experience shall be deemed to be made as of the Valuation Date to which the adjustment relates, even if actually made at a later date. The Trustee shall have no investment responsibility for the ESOP Accounts, but shall accept any Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the instructions of the Committee.

Section 5. Limitations on Contributions and Allocations.

5.1 Maximum Amount of Elective Deferral Contributions. (a) For each Plan Year, the Elective Deferral Contributions made on behalf of any Participant under this Plan and all other plans of the Employer and any Affiliated Employers with a cash or deferred feature shall not exceed $9,500 (or such greater dollar amount as may be established by the Secretary of the Treasury under Section 402(g) of the Code). For Plan Years beginning after December 31, 2001, the maximum amount of Elective Deferral Contributions shall be $11,000. The maximum amount of Elective Deferral Contribution shall increase by $1,000 for each calendar year through 2006 (at which time the maximum amount of the Elective Deferral Contribution shall be $15,000). Thereafter the maximum amount of the Elective Deferral Contribution shall be indexed for cost-of-living adjustment in increments of $500, rounded to the next lowest multiple of $500, with a base quarter of July 1, 2005, in the same manner as under Code Section 415(d).

      (b) No Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted in this Section 5.1(b) and section 414(v) of the Code, if applicable. Beginning in the first Plan year after December 31, 2001, if elected by the Employer pursuant to a resolution of the Board of Directors, all Employers who are eligible to make Elective Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of Section 5.1(a) hereof or
Section 5.6-2 hereof. Moreover, the Plan shall not be treated as failing to satisfy Sections 401(k)(3), 401(k)(ii), 401(k)(12), 410(b) or 416 of the Code,
as applicable, by reason of such catch-up contributions.

      (c) If, during any Plan Year, more than the maximum permissible amount under Section 402(g) of the Code is allocated pursuant to one or more cash or deferred arrangements to a Participant's Accounts under the Plan and any other plan described in Sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply:

      (i) No later than March 1 of the next succeeding Plan Year, the Participant may, but is not required to, submit a statement to the Committee that all or part of such contributions in excess of the maximum permissible amount ("excess deferrals") shall be deemed to have been allocated to this Plan. To be effective, such statement must be in writing and state that excess deferrals have been made to this Plan on behalf of such Participant for the preceding Plan Year; and

      (ii) No later than April 1 of the next succeeding Plan Year, the Committee may return such excess deferrals, adjusted for income or loss allocable thereto, to the Participant.

5.2 Limitation on Elective Deferral Contributions.

      (a) For each Plan Year, the Elective Deferral Contributions of Participants who are Highly Compensated Employees for such Plan Year shall be limited to the extent determined to be necessary by the Committee so as to insure that the test in either (i) or (ii) below (the "ADP Test") is met for such Plan Year.

      (i) The Average Deferral Percentage of the Participants who are considered Highly Compensated Employees for the Plan Year is not more than the Average Deferral Percentage of all other Participants for the preceding Plan Year multiplied by 1.25.

      (ii) The Average Deferral Percentage of the Participants who are considered Highly Compensated Employees for the Plan Year is not more than two (2) percentage points greater than the Average Deferral Percentage of all other Participants for the preceding Plan Year, and the Average Deferral Percentage of the Participants who are considered Highly Compensated Employees is not more than the Average Deferral Percentage of all other Participants for the preceding Plan Year multiplied by two (2).

      For purposes of this Section 5.2(a), "Average Deferral Percentage" of a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of the Participant's Elective Deferral Contributions and any Qualified Nonelective Contributions made under this Section for such Participant for such Plan Year to (2) the Participant's compensation for the Plan Year.

      If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k).

      If any Highly Compensated Employee is a Participant under two or more cash or deferred arrangements of the Employer, for purposes of determining the Actual Deferral Percentage with respect to such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.

      (b) In the event the rate of deferrals made by eligible Participants who are Highly Compensated Employees is in excess of the deferral rate allowed by this Section, the Employer, in its discretion, may make a special Qualified Nonelective Contribution for certain Active Participants who are not Highly Compensated Employees, to be allocated among their Qualified Non-Elective Contribution Accounts, in order to cause the Plan to satisfy the ADP Test. Alternatively, the Employer may elect to return excess deferrals to Highly Compensated Employees in order that the Plan satisfies the ADP Test. Excess deferrals shall be returned in accordance with the procedure set forth in Code
Section 401(k)(8)(C). Specifically, excess deferrals shall be returned first to those Highly Compensated Employees with the greatest dollar amount of deferrals, and so on, until the Plan satisfies the ADP Test. Any income attributable to excess deferrals shall also be distributed.

Qualified Nonelective Contributions must be nonforfeitable when made and distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions as described in Section 5.2(d) below, without regard to whether the contributions are actually taken into account as elective contributions in calculating the ADP.

      (c) All determinations required under this Section 5.2 shall be made by the Administrator, and its determination shall be final and binding on all persons.

      (d) Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions, and income allocable to each are distributable to a Participant or his or her Beneficiary or Beneficiaries only under the following circumstances:

      1. The Employee's retirement, death, disability or separation from service;

      2. The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

      3. In the case of a profit-sharing or stock bonus plan, the Employee's attainment of age 59-1/2 or the Employee's hardship;

      4. The sale or other disposition by the Company to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

      5. The sale or other disposition by the Company of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition. Paragraphs 2, 4, and 5, above, apply only if the Company continues to maintain the Plan. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

      Furthermore, Qualified Nonelective Contributions and Qualified Matching Contributions may be treated as elective contributions only if the following conditions (described in Section 1.401(k)-1(g)(13)) are satisfied:

      1. The amount of Qualified Nonelective Contributions, including those treated as elective contributions for purposes of the ADP test and those treated as matching contributions for purposes of the ACP test, satisfies the requirements of Section 401(a)(4).

      2. The Qualified Nonelective Contributions and Qualified Matching Contributions are allocated to the Employee's Account under the Plan as of the date within a Plan Year (and is actually paid to the trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates).

5.3 Contributions to be Deductible. For each Plan Year, the Elective Deferral Contribution under Section 4.1, Qualified Non-Elective Contributions under
Section 4.3(b), Matching Contributions under Section 4.2, Qualified Matching Contributions under Section 4.2(b), Discretionary Contributions under Section 4.3, and ESOP Contributions under Section 4.4 shall not exceed that amount which, when added to the contributions made by the Employer for that Plan Year to all other qualified pension or profit sharing plans maintained by the Employer, equals the maximum amount which is deductible by the Employer pursuant to Section 404 of the Code with respect to such Plan Year.

5.4 Limitation on Matching Contributions.

      (a) For each Plan Year, the Matching Contributions that are allocated to Participants who are considered Highly Compensated Employees for such Plan Year shall be limited to the extent determined to be necessary by the Committee so as to insure that the Average Contribution Percentage for the Participants who are considered Highly Compensated Employees is not more than the greater of (i) 1.25 times the Average Contribution Percentage of all other Participants for the preceding Plan Year and (ii) the lesser of two (2) times the Average Contribution Percentage of all other Participants for the preceding Plan Year and such Average Contribution Percentage plus two (2) percentage points. The above test shall be referred to herein as the "ACP Test."

      As used in this Section 5.4, "Average Contribution Percentage" of a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of the Matching Contributions allocated to the Participant for such Plan Year to (ii) the Participant's compensation for the Plan Year.

      For purposes of this Section, the Actual Contributions Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions allocated to his or her Account under two or more plans described in Section 401(a) or 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Matching Contributions was made under a single plan.

      In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, then this Section shall be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
Section 401(m) of the Code only if they have the same Plan Year.

      (b) If the Committee determines that the Matching Contributions allocated to Participants who are Highly Compensated Employees exceed the limitation set forth above, the Employer may, in its discretion, make a special Qualified Matching Contribution for certain Active Participants who are not Highly Compensated Employees, to be allocated among their Qualified Matching Contribution Accounts, in order to cause the Plan to satisfy the ACP Test. Alternatively, the Committee shall reduce the Matching Contributions to the extent necessary to cause the Plan to meet such limitation. The vested portion of such Matching Contributions so reduced ("Excess Aggregate Contributions"), adjusted for income or loss allocable thereto, shall be distributed and the non-vested portion of the Excess Aggregate Contributions, adjusted for income or loss allocable thereto, shall be forfeited and shall be applied to reduce subsequent Matching Contributions. The distribution (or forfeiture, if applicable) of Excess Aggregate Contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to actual distribution or forfeiture are determined using the "dollar leveling method" starting with the Highly Compensated Employee with the greatest dollar amount of Matching Contributions for the Plan Year and continuing until the amount of the Excess Aggregate Contributions has been accounted for.

      (c) All determinations required under this Section 5.4 shall be made by the Committee, and its determination shall be final and binding on all persons.

5.5 Multiple Use Test. For Plan years commencing before January 1, 2002, if one or more Highly Compensated Employees participates in an Elective Deferral Agreement and the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of those Highly Compensated Employees exceeds the "aggregate limit," then the Actual Contribution Percentage of those Highly Compensated Employees will be reduced, to the extent necessary so that the limit is not exceeded.

      The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and the ACP Test. Multiple use does not occur if either the Average Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Actual Contribution Percentage of the Nonhighly Compensated Employees. (i) The "aggregate limit" is the sum of (1) 125% of the greater of the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year or the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year beginning with or within the Plan Year and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in "(1)," above, and "greater" is substituted for "lesser" after "two plus the" in "(2)" if it would result in a larger aggregate limit.

      For Plan years commencing after December 31, 2001, the "multiple use test" described in this Section 5.5 and in Section 1.401(m)-2 of the Treasury Regulations is repealed.

      5.6 Limitation on Annual Additions. Notwithstanding anything herein to the contrary, allocation of Employer contributions for any Plan Year shall be subject to the following:

            5.6-1 If allocation of ESOP Contributions in accordance with Section
      4.4 will result in an allocation of more than one-third the total ESOP contributions for a Plan Year to the accounts of Highly Compensated Employees, then allocation of such amount shall be adjusted so that such excess will not occur.

            5.6-2 After adjustment, if any, required by the preceding paragraph, the annual additions during any Plan Year to any Participant's Account under this and any other defined contribution plans maintained by the Employer or an affiliate (within the purview of Section 414(b), (c) and (m) and Section 415(h) of the Code, which affiliate shall be deemed the Employer for this purpose) shall not exceed the lesser of $30,000 (or such other dollar amount which results from cost-of-living adjustments under
      Section 415(d) of the Code) (the "dollar limitation") or 25 percent of the Participant's 415 Compensation for such limitation year (the "percentage limitation"). For Plan Years commencing on or after January 1, 2002, the dollar limitation shall be increased to $40,000 (or such other amount which results from cost-of-living adjustments under Section 415(d) of the
      Code) and the percentage limitation shall be increased to 100%; provided, however, that the percentage limitation shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(f)(2) of the Code) which is otherwise treated as an annual addition. In the event that annual additions exceed the aforesaid limitations, they shall be reduced in the following priority:

                  (i) Any reductions required pursuant to the foregoing
            limitations shall be made first with respect to the Participant's Elective Deferral Contributions, and such reduction shall be returned to the Participant.

                  (ii) Any further reduction shall then be made, in the
            following sequence, with respect to (a) Matching Contributions and Forfeitures from Matching Contribution Accounts, (b) Discretionary Contributions and Forfeitures from Discretionary Contribution Accounts, and finally (c) ESOP Contributions and Forfeitures from ESOP Accounts. The amount of such reduction shall be allocated and credited pursuant to the procedures outlined in Sections 4.2, 4.3 and 4.4 to the Accounts of remaining Participants, exclusive of any other Participant for whom a reduction in Matching Contributions, Discretionary Contributions, ESOP Contributions and Forfeitures for such Plan Year has been required pursuant to this Section 5.6-2. This process shall be repeated until no Participant has been allocated excess annual additions. Any amount which cannot be allocated pursuant to the preceding sentence shall be held unallocated in a suspense account by the Committee and shall be allocated in the succeeding limitation year.

                  (iii) If a suspense account is in existence at any time during a limitation year, it will not participate in any allocation of investment gains and losses. All amounts held in suspense accounts must be allocated to Participants' Accounts before any contributions may be made to the Plan for the limitation year.

                  (iv) If a suspense account exists at the time of Plan
            termination, amounts held in the suspense account that cannot be allocated shall revert to the Employer.

            5.6-3 For purposes of this Section 5.6 and the following Section 5.7, the "annual addition" to a Participant's Accounts means the sum of
      (i) Employer contributions, (ii) Employee contributions, if any, and (iii) forfeitures. Annual additions to a defined contribution plan also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Internal Revenue Code, which is part of a pension or annuity plan maintained by the Employer, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Section 419A(d) of the Internal Revenue Code, maintained by the Employer. The $30,000 limitations referred to in Section 5.6-2 hereof (as increased to $40,000 for Plan years commencing on or after January 1, 2002) shall be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year.

            5.6-4 Notwithstanding the foregoing, if no more than one-third of the ESOP Contributions to the Plan for a year which are deductible under
      Section 404(a)(9) of the Code are allocated to Highly Compensated Employees, the limitations imposed herein shall not apply to:

                  (i) forfeitures of Employer securities (within the meaning of
            Section 409 of the Code) under the Plan if such securities were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code), or

                  (ii) ESOP Contributions applied to the repayment of interest on an ESOP loan.

            5.6-5 If the Employer contributes amounts, on behalf of Employees covered by this Plan, to other "defined contribution plans" as defined in
      Section 3(34) of ERISA, the limitation on annual additions provided in this Section shall be applied to annual additions in the aggregate to this Plan and to such other plans. Reduction of annual additions, where required, shall be accomplished first by reductions under such other plan pursuant to the directions of the named fiduciary for administration of such other plans or under priorities, if any, established under the terms of such other plans and then by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

            5.6-6 A limitation year shall mean each 12 consecutive month period beginning each October 1.

      5.7 Effect of Limitations. The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Sections 5.6. Specifically, the Committee shall see that each Employer restrict its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be corrected in accordance with Section 5.6-2 of the Plan.

      5.8 Limitations as to Certain Participants. Aside from the limitations set forth in Section 5.6, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 of the Code, the Committee shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with Section 409(n) of the Code.

      This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i)) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(l)(4) of the Code (any such class of stock hereafter called a "Related Class"). For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan's purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

      Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date of sale and ending on the later of (1) the date that is ten years after the date of sale, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the sale.

      This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed five percent of the Stock acquired from the shareholder.

Section 6. Trust Fund and Its Investment.

      6.1 Creation of Trust Fund. All amounts received under the Plan from Employers and investments shall be held in the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Bank and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, and the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

      6.2 Investments.

      (a) Except as otherwise provided in (b), (c) and (d) below, the Trustee shall invest and reinvest the funds of the Trust and keep the same invested, without distinction between principal and income, in such stocks, bonds or other securities, certificates of participation or shares of any mutual investment company, individual or group investment or annuity contracts issued by any insurance company, bank deposits which bear a reasonable rate of interest, including deposits with the Employer, or any other property of any kind, real or personal, tangible or intangible, as it may deem advisable; provided that the Trustee may hold funds uninvested if and to the extent that it deems advisable from time to time. The Trustee is authorized to commingle part or all of the assets of the Trust in one or more trusts, whether now existing or hereafter created, for the collective investment of funds held under employees' pension or profit sharing plans or trusts which are qualified within the meaning of and exempt from tax under the revenue laws of the United States and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust.

      (b) Investment Funds. The Trustee shall establish and maintain one or more Investment Funds within the Trust and shall invest assets allocated to the Participants' Elective Deferral, Qualified Non-Elective Contribution, Discretionary Contribution, Matching Contribution, Qualified Matching Contribution and Rollover Accounts, and all amounts as to which an election to diversify under Section 6.4 applies, among the Investment Funds in accordance with the provisions of Section 4.11 and the investment elections submitted by the Participants in accordance with such Section. All dividends, capital gains, or other similar distributions received with respect to an Investment Fund (unless received in additional shares or investment units of such Investment
Fund) shall be reinvested in the same Investment Fund. However, if an Investment Fund prohibits reinvestment in the same Investment Fund, all dividends, capital gains, or other similar distributions received with respect to that Investment Fund shall be invested in the other Investment Funds in accordance with the current investment direction of the Participant. If any distribution with respect to an Investment Fund may be received at the election of the holder of shares or investment units in such Investment Fund in the form of additional shares or investment units or in cash or other property, the Trustee shall elect to receive it in additional shares or investment units of the Investment Fund.

      (c) The Trustee shall, at the discretion of the Committee, invest and reinvest the funds held under the ESOP Accounts (except portions invested pursuant to Section 6.4) exclusively in shares of Stock. The Trustee shall, in investing and reinvesting the Trust, comply with all the requirements of ERISA. To the extent permitted by applicable law and regulations, the Trustee may invest the funds held in the ESOP Cash Account, on an interim basis, in short-term fixed income securities, including any pooled fund which it maintains and which is primarily invested in such securities (and in such event, the instrument establishing such pooled fund shall be deemed a part of this Plan).

      (d) Appointment of Investment Managers. The Employer from time to time may appoint one or more Investment Managers (as that term is defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any portion or portions of the Trust. The Employer may enter into such agreements setting forth the terms and conditions of any such appointment as it determines to be appropriate. The Employer shall retain the right to remove and discharge any Investment Manager. The compensation of such Investment Managers shall be an expense that may be charged to the Trust. The Employer shall notify the Trustee of the appointment of any Investment Manager by delivering to the Trustee an executed copy of the agreement under which such Investment Manager was appointed together with a written acknowledgment by such Investment Manager that it (a) is a fiduciary with respect to the Plan, (b) is bonded as required by ERISA, and (c) either (i) is registered as an investment advisor under the Investment Advisors Act of 1940, or (ii) is a bank as defined in said Act, or (iii) is an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The Trustee shall be entitled to rely upon such notice until such time as the Employer shall notify and direct the Trustee in writing that another Investment Manager has been appointed in the place and stead of the first-named Investment Manager, or in the alternative, that the Investment Manager has been removed. The Trustee shall carry out the written instructions of any Investment Manager with respect to the management and investment of the assets then under the control of such Investment Manager and shall not incur any liability on account of its compliance with such instructions. Purchase and sale orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee and, in such event, the Trustee's sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall not incur any liability on account of its failure to exercise any of the powers delegated to any Investment Manager because of the failure of such Investment Manager to give instructions for the management of the assets under the control of such Investment Manager. The Trustee shall be under no duty to question any Investment Manager, nor to review any securities or other property acquired or retained at the direction of any Investment Manager, nor to make any suggestions to any Investment Manager in connection therewith.

      Each Investment Manager shall have the authority to exercise all of the powers of the Trustee hereunder with respect to assets under its control but only to the extent that such powers relate to the investment of such assets. In addition, each Investment Manager appointed hereunder is hereby authorized to direct the investment of any part or all of the assets of the Trust in any one or more trusts, now or hereafter maintained by the Investment Manager or by a bank or trust company which is an affiliate of the Investment Manager for the collective investment of funds held in trust, including but not limited to trusts for the investment of funds held under employees' pension or profit sharing plans or trusts which are qualified within the meaning of and exempt from tax under the revenue laws of the United States, and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust. In the event that trust assets are invested in any such collective investment trust, then the instrument pursuant to which such collective investment trust is established shall be deemed a part of this Plan and is specifically incorporated herein.

      6.3 Acquisition of Stock. From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 12.4. The Committee may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called a "Stock Obligation." The term "Stock Obligation" shall refer to a loan made to the Plan by a disqualified person within the meaning of Section 4975(e)(2) of the Code, or a loan to the Plan which is guaranteed by a disqualified person. A Stock Obligation includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code ("ESOP"). For these purposes, the term "guarantee" shall include an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. An amendment of a Stock Obligation in order to qualify as an "exempt loan" is not a refinancing of the Stock Obligation or the making of another Stock Obligation. The term "exempt loan" refers to a loan that satisfies the provisions of this paragraph. A "non-exempt loan" fails to satisfy this paragraph. Any Stock Obligation shall be subject to the following conditions and limitations:

            6.3-1 A Stock Obligation shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest.

            6.3-2 A Stock Obligation may, but need not, be secured by a collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under a Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

            6.3-3 Any pledge of Stock to secure a Stock Obligation must provide for the release of pledged Stock in connection with payments on the Stock obligations in the ratio prescribed in Section 4.4.

            6.3-4 Repayments of principal and interest on any Stock Obligation shall be made by the Trustee only from Employer cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock held in the Unallocated Stock Fund.

            6.3-5 In the event of default of a Stock Obligation, the value of Plan assets transferred in satisfaction of the Stock Obligation must not exceed the amount of the default. If the lender is a disqualified person within the meaning of Section 4975 of the Code, a Stock Obligation must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of said Stock Obligation. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

      6.4 Participants' Option to Diversify. The Committee shall provide for a procedure under which each Participant may, during the qualified election period, elect to "diversify" a portion of the Employer Stock allocated to his ESOP Stock Account, as provided in Section 401(a)(28)(B) of the Code. An election to diversify must be made on the prescribed form and filed with the Committee within the period specified herein. For each of the first five (5) Plan years in the qualified election period, the Participant may elect to diversify an amount which does not exceed 25% of the number of shares allocated to his ESOP Stock Account since the inception of the Plan, less all shares with respect to which an election under this Section has already been made. For the last year of the qualified election period, the Participant may elect to have up to 50 % of the value of his ESOP Stock Account committed to other investments, less all shares with respect to which an election under this Section has already been made. The term "qualified election period" shall mean the six (6) Plan Year period beginning with the first Plan Year in which a Participant has both attained age 55 and completed 10 years of participation in the Plan. A Participant's election to diversify his Account may be made within each year of the qualified election period and shall continue for the 90-day period immediately following the last day of each year in the qualified election period. Once a Participant makes such election, the Plan must complete diversification in accordance with such election within 90 days after the end of the period during which the election could be made for the Plan Year. In the discretion of the Committee, the Plan may satisfy the diversification requirement by any of the following methods:

            6.4-1 The Plan may distribute all or part of the amount subject to the diversification election.

            6.4-2 The Plan may offer the Participant at least three other distinct investment options, if available under the Plan. The other investment options shall satisfy the requirements of Regulations under
      Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            6.4-3 The Plan may transfer the portion of the Participant's ESOP Stock Account subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three investment options satisfying the requirements of the Regulations under
      Section 404(c) of ERISA.

Section 7. Voting Rights and Dividends on Stock.

      7.1 Voting and Tendering of Stock. The Trustee generally shall vote all shares of Stock held under the Plan in accordance with the written instructions of the Committee. However, if any Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions, and (ii) the Trustee shall vote any unallocated Stock in a manner calculated to most accurately reflect the instructions it has received from Participants regarding the allocated Stock. In the event no shares of Stock have been allocated to Participants' Accounts at the time Stock is to be voted, each Participant shall be deemed to have one share of Stock allocated to his or her Account for the sole purpose of providing the Trustee with voting instructions.

      Notwithstanding any provision hereunder to the contrary, all unallocated shares of Stock must be voted by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants are provided with the same notices and other materials as are provided to other holders of the Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Stock allocated to their Accounts. The instructions of the Participants' with respect to the voting of allocated shares hereunder shall be confidential.

            7.1-1 In the event of a tender offer, Stock shall be tendered by the Trustee in the same manner as set forth above with respect to the voting of Stock. Notwithstanding any provision hereunder to the contrary, Stock must be tendered by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.

      7.2 Dividends on Stock. Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the ESOP Stock Account, and shall be allocated among the Participant's Accounts and the Unallocated Stock Fund in accordance with their holdings of the Stock on which the dividends have been paid. Dividends on Stock credited to Participants' ESOP Stock Accounts which are received by the Trustee in the form of cash shall, at the direction of the Employer paying the dividends, either (i) be credited to the ESOP Cash Account in accordance with Section 4.13 and invested in accordance with Section 6.2(c), (ii) be distributed immediately to the Participants in proportion with the Participants' ESOP Stock Account balance, (iii) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in proportion with the Participants' ESOP Stock Account balance, or
(iv) be used to make payment on the Stock Obligation. If dividends on Stock allocated to a

Participant's ESOP Stock Account are used to repay the Stock Obligation, Stock with a fair market value equal to the dividends so used must be allocated to such Participant's ESOP Stock Account in lieu of the dividends. Dividends on Stock held in the Unallocated Stock Fund which are received by the Trustee in the form of cash shall be allocated to Participants' ESOP Cash Accounts (pro rata based on the Participant's ESOP Cash Account balance in relation to all Participants' ESOP Cash Account balances) and shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

Section 8. Adjustments to Accounts.

      8.1 Adjustments for Transactions. An Employer contribution pursuant to
Section 4.3 shall be credited to the Participants' Accounts as of the last day of the Plan Year for which it is contributed in accordance with Section 4.3. Stock released from the Unallocated Stock Fund upon the Trust's repayment of a Stock Obligation pursuant to Section 4.4 shall be credited to the Participants' ESOP Stock Accounts as of the last day of the Plan Year in which the repayment occurred, pro rata based on the cash applied from such Participant's ESOP Cash Account relative to the cash applied from all Participants' ESOP Cash Accounts. Any excess amounts remaining from the use of proceeds of a sale of Stock from the Unallocated Stock Fund to repay a Stock Obligation shall be allocated as earnings of the Plan as of the last day of the Plan Year in which the repayment occurred among the Participants' ESOP Cash Accounts in proportion to the opening balance in each Account. Any benefit which is paid to a Participant or Beneficiary pursuant to Section 10 shall be charged to the Participant's Account as of the first day of the Valuation Period in which it is paid. Any forfeiture or restoral shall be charged or credited to the Participant's Account as of the first day of the Valuation Period in which the forfeiture or restoral occurs pursuant to Section 9.6.

Section 9. Vesting of Participants' Interests.

      9.1(a)Deferred Vesting in Accounts. A Participant's vested interest in his ESOP, Discretionary Contribution and Matching Contribution Accounts shall be based on his Vesting Years in accordance with the following Table, subject to the balance of this Section 9:

            Vesting                    Percentage of
             Years                    Interest Vested
             -----                    ---------------

            Fewer than 5                      0%
            5 or more                       100%

      A Participant shall be entitled to a vested benefit equal to the entire amount standing to the credit of his Elective Deferral Account, Qualified Non-Elective Contribution Account, Qualified Matching Contribution Account and Rollover Account.

      9.1(b) Effective for Plan Years beginning after December 31, 2001, all Participants with accrued benefits derived from Matching Contributions shall be nonforfeitable in accordance with the following schedule:

            Vesting                    Percentage of
             Years                    Interest Vested
             -----                    ---------------

            Fewer than 3                      0%
            3 or more                       100%

      9.2 Computation of Vesting Years. For purposes of this Plan, a "Vesting Year" means a Plan Year in which an Employee has at least 1,000 Hours of Service, beginning with the first Plan Year in which the Employee has completed an Hour of Service with the Employer, and including Service with other employers as provided in the definition of "Service." However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

      (a) A Participant's vested interest in his Account accumulated before five
(5) consecutive Breaks in Service shall be determined without regard to any Service after such five consecutive Breaks in Service. Further, if a Participant has five (5) consecutive Breaks in Service before his interest in his Account has become vested to some extent, pre-Break years of Service shall not be required to be taken into account for purposes of determining his post-Break vested percentage.

      (b) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

      9.3.1 Full Vesting Upon Certain Events. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Early Retirement, Disability or by death.

      9.3.2 Full Vesting Upon a Change in Control. The Participant's interest in his Account shall also fully vest in the event of a Change in Control of the Bank, or the Company. For these purposes "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except that securities issued by the bank, in connection with its initial public offering, to the Company and/or the Bank's employee benefit plans and that continue to be held by such Company or plans shall not be counted in determining whether such Company or plans are the beneficial owner of more than 25% of the Bank's securities; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity occurs; or (d) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer. Notwithstanding the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

      9.4 Full Vesting Upon Plan Termination. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each affected Participant shall fully vest with respect to that part of the Plan which is terminated.

      9.5 Forfeiture, Repayment, and Restoral. If a Participant's Service terminates before his interest in his Matching Contribution Account, Discretionary Contribution Account, and ESOP Account is fully vested, that portion which has not vested shall be forfeited if he either (i) receives a distribution of his entire vested interest pursuant to Section 10.1, or (ii) incurs five (5) consecutive one year Breaks In Service. If a Participant's Service terminates prior to having any portion of his Account become vested, such Participant shall be deemed to have a received a distribution of his vested interest as of the Valuation Date next following his termination of Service.

      If a Participant who has received his entire vested interest returns to Service before he has five consecutive Breaks in Service, he may repay to the Trustee an amount equal to the distribution. The Participant may repay such amount at any time within five years after he has returned to Service. The amount shall be credited to his Account at the time it is repaid; an additional amount equal to that portion of his Matching Contribution, Discretionary Contribution, and ESOP Accounts which were previously forfeited shall be restored to such Accounts at the same time from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. A Participant who was deemed to have received a distribution of his vested interest in the Plan shall have his Accounts restored as of the first day on which he performs an Hour of Service after his return.

      9.6 Accounting for Forfeitures.

      (a) Matching Contributions. If a portion of a Participant's Matching Contribution Account is forfeited, the forfeitures shall be used to reduce Matching Contributions for the succeeding Plan Year, subject to the restoral provisions of Section 9.5.

      (b) Discretionary Contributions. If a portion of a Participant's Discretionary Contribution Account is forfeited, the forfeitures shall be used to reduce Discretionary Contributions for the succeeding Plan Year, subject to the restoral provisions of Section 9.5.

      (c) ESOP Contributions. If a portion of a Participant's ESOP Account is forfeited, Stock allocated to said Participant's ESOP Stock Account shall be forfeited only after other assets are forfeited. If interests in more than one class of Stock have been allocated to a Participant's ESOP Stock Account, the Participant must be treated as forfeiting the same proportion of each class of Stock. A forfeiture shall be charged to the Participant's ESOP Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.5. Except as otherwise provided in that Section, a forfeiture shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 4.4 as of the last day of the Plan Year in which the forfeiture becomes certain.

      9.7 Vesting and Nonforfeitability. A Participant's interest in his Account which has become vested shall be nonforfeitable for any reason.

Section 10. Payment of Benefits.

      10.1 Benefits for Participants. For a Participant whose Service ends for any reason, distribution will be made to or for the benefit of the Participant or, in the case of the Participant's death, his Beneficiary, by either, or a combination of the following methods:

            10.1-1 By payment in a lump sum, in accordance with Section 10.2; or

            10.1-2 By payment in a series of substantially equal annual installments over a period not to exceed five (5) years, provided the maximum period over which the distribution of a Participant's Account may be made shall be extended by 1 year, up to five (5) additional years, for each $140,000 (or fraction thereof) by which such Participant's Account balance exceeds $710,000 (the aforementioned figures are subject to cost-of-living adjustments prescribed by the Secretary of the Treasury pursuant to Section 409(o)(2) of the Code).

      The Participant shall elect the manner in which his vested Account balance will be distributed to him. If a Participant so desires, he may direct how his benefits are to be paid to his Beneficiary. If a deceased Participant did not file a direction with the Committee, the Participant's benefits shall be distributed to his Beneficiary in a lump sum. Notwithstanding any provision to the contrary, if the value of a Participant's vested Account balance, at the time of any distribution, does not equal or exceed $3,500 ($5,000 for Plan Years beginning after August 5, 1997), then such Participant's vested Account shall be distributed in a lump sum within 60 days after the end of the Plan Year in which employment terminates. If the value of a Participant's vested Account balance is, or has ever been, in excess of $3,500 ($5,000 for Plan Years beginning after August 5, 1997), then his benefits shall not be paid prior to the later of the time he has attained Normal Retirement or age 62 unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee, subject to the provisions of Section 10.12 hereof.

      10.2 Time for Distribution.

            10.2-1 If the Participant, and, if applicable, with the consent of the Participant's spouse, elects the distribution of the Participant's Account balance in the Plan, distribution shall commence not later than one year after the close of the Plan Year:

                  (i) in which the Participant separates from Service by reason of attainment of his Normal Retirement Date under the Plan, Disability, or death; or

                  (ii) which is the fifth Plan Year following the year in which the Participant resigns or is dismissed, unless he is reemployed before such date.

            10.2-2 Unless the Participant elects otherwise, the distribution of the balance of a Participant's Account shall commence not later than the 60th day after the latest of the close of the Plan Year in which -

                  (i) the Participant attains the age of 65;

                  (ii) occurs the tenth anniversary of the year in which the
            Participant commenced participation in the Plan; or

                  (iii) the Participant terminates his Service with the
            Employer.

            10.2-3 Notwithstanding any other provision in this Section 10.2 to the contrary, (1) with respect to a five percent owner (as defined in Code
      Section 416), distribution of a Participant's Account shall commence (whether or not he remains in the employ of the Employer) not later than the April 1 of the calendar year next following the calendar year in which the Participant attains age 70-1/2, and (2) with respect to all other Participants, payment of a Participant's benefit will commence no later than April 1 of the calendar year following the calendar year in which the

      Participant attains age 70-1/2, or, if later, the year in which the Participant retires. A Participant's benefit from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

            10.2-4 Distribution of a Participant's Account balance after his death shall comply with the following requirements:

                  (i) If a Participant dies before his distributions have
            commenced, distribution of his Account to his Beneficiary shall commence not later than one year after the end of the Plan Year in which the Participant died; however, if the Participant's Beneficiary is his surviving Spouse, distributions may commence on the date on which the Participant would have attained age 70-1/2. In either case, distributions shall be completed within five years after they commence.

                  (ii) If the Participant dies after distribution has commenced pursuant to Section 10.1-2 but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest shall, in accordance with Section 401(a)(9) of the Code, be distributed at least as rapidly as under the method of distribution being used under Section 10.1-2 at the date of his death.

                  (iii) If a married Participant dies before his benefit
            payments begin, then unless he has specifically elected otherwise the Committee shall cause the balance in his Account to be paid to his Spouse. No election by a married Participant of a different Beneficiary shall be valid unless the election is accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and (iii) must be witnessed by the Committee, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the Spouse may not be located.)

      10.3 Marital Status. The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

      10.4 Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 10.1 or 10.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

      10.5 Accounting for Benefit Payments. Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment is made.

      10.6 Options to Receive and Sell Stock. Unless ownership of virtually all Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Stock, a terminated Participant or the

Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant's entire vested interest in his ESOP Account in the form of Stock or partially in cash and partially in shares of Stock; provided, further that the Committee shall direct the Trustee to distribute cash in lieu of fractional shares. If cash is to be distributed in lieu of shares of Stock, the Trustee may either sell such shares at their fair market value and distribute the cash proceeds (net of selling expenses) or utilize cash already held in the Trust. If the Trustee utilizes cash already held in the Trust, the Trustee shall select the date on which the fair market value of Stock shall be determined. Such date shall be selected on a uniform basis for all Participants.

      Any Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in
Section 402(a)(5) of the Code, shall have the right to require the Employer which issued the Stock to purchase the Stock for its current fair market value (hereinafter referred to as the "put right"). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Stock's current fair market value. However, the put right shall not apply to the extent that the Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. Similarly, the put right shall not apply with respect to the portion of a Participant's Account which the Participant elected to have reinvested under Code Section 401(a)(28)(B). If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the Stock. Notwithstanding anything herein to the contrary, in the case of a plan established by a Bank (as defined in Code Section 581), the put right shall not apply if prohibited by a federal or state law and Participants are entitled to elect that their benefits be distributed in cash.

      If a Participant elects to receive his distribution in the form of a lump sum pursuant to Section 10.1-1 of the Plan, the Employer or the Trustee, as the case may be, may elect to pay for the Stock in equal periodic installments, not less frequently than annually, over a period not longer than five years from the day after the put right is exercised, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

      If a Participant elects to receive his distribution in the form of an installment payment pursuant to Section 10.1-2 of the Plan, the Employer or the Trustee, as the case may be, shall pay for the Stock distributed in the installment distribution over a period which shall not exceed 30 days after the exercise of the put right.

      Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock. The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Stock to any other person. As to all Stock purchased by the Plan in exchange for any Stock Obligation, the put right shall be nonterminable. The put right for Stock acquired through a Stock Obligation shall continue with respect to such Stock after the Stock Obligation is repaid or the Plan ceases to be an employee stock ownership plan.

      10.7 Restrictions on Disposition of Stock. Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at the greater of (i) its current fair market value, or (ii) the purchase price offered in good faith by an independent third party purchaser. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 10.7, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

      10.8 Continuing Loan Provisions; Creations of Protections and Rights . Except as otherwise provided in Sections 10.6 and 10.7 and this Section, no shares of Employer Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell arrangement. The provisions of this Section shall continue to by applicable to such Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

      10.9 Direct Rollover of Eligible Distribution . A Participant or distributee may elect, at the time and in the manner prescribed by the Trustee or the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant or distributee in a direct rollover.

            10.9-1 An "eligible rollover" is any distribution that does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); a hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            10.9-2 An "eligible retirement plan" is an individual retirement account described in Code Section 401(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
      Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            Effective for distributions made after December 31, 2001, for purposes of the direct rollover provisions in Section 10.9-2 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan form this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

            10.9-3 A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

            10.9-4 The term "distributee" shall refer to a deceased Participant's Spouse or a Participant's former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
      Section 414(p).

      10.10 Withdrawals During Employment.

      (a) Upon written notice to the Committee at least 30 days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant may at any time during his employment with the Company withdraw all or any portion of the vested amount standing to the credit of the Participant's Discretionary Contribution Account, Elective Deferral Account, Qualified Non-Elective Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account or Rollover Account, but only in order, and to the extent necessary, to meet a "Financial Hardship" and to pay the amount of any taxes reasonably anticipated to result from such withdrawal. The determination that the Participant is faced with a Financial Hardship and of the amount required to meet such Financial Hardship which is not reasonably available from other resources of the Participant shall be made by the Administrator in accordance with uniform and nondiscriminatory standards and policies which shall be adopted by the Administrator and consistently applied to each application for a withdrawal pursuant to this Section 10.10. For purposes of this Section 10.10, "Financial Hardship" shall mean an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. Subject to the foregoing and the requirements of Section 401(k) of the Code and any regulations thereunder, the term "Financial Hardship" shall mean and include the following:

            (i) the purchase (excluding mortgage payments) of a principal residence of the Participant;

            (ii) the payment of the tuition for the next twelve months of post-secondary education for the Participant, his Spouse, children, or dependents;

            (iii) the payment of medical expenses described in Section 213(d) of the Code which are incurred by the Participant, his Spouse or any dependent, and which are not covered by insurance; or

            (iv) the need to prevent an eviction or mortgage foreclosure on the Participant's principal residence.

      If a Participant has an immediate and heavy financial need as described above, he may receive a hardship withdrawal not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) provided the Committee determines that such Participant is not able to meet such need from any other reasonably available resources. In determining that such Participant is not able to meet such Financial Hardship from any other sources, the Committee may reasonably rely upon the written certification of the Participant given in accordance with the regulations under Section 401(k) of the Code.

      (b) The Committee may authorize a hardship distribution to a Participant only after the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

      (c) A Participant may specify that a withdrawal under this Section 10.10 is to be charged to his interest in one or more specific Investment Funds in which the Account charged with the withdrawal is invested. Unless so specified, distribution will be made out of the interests of such Account in each Investment Fund in accordance with the proportion which the interest of such Account in such Investment

Fund bears to the total value of such account, subject however to such restrictions as may be applicable to the particular Investment Funds.

      (d) Notwithstanding the foregoing, a Participant who has attained age 59-1/2 may withdraw a cash amount equal to all or a specified portion of his vested Accounts without the need to seek the consent of the Committee.

      (e) All withdrawals under this Section 10.10 shall be made as soon as practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written notice.

      (f) The Participant's Elective Deferrals and Participant Voluntary Nondeductible Contributions will be suspended for at least 12 months after receipt of the hardship distribution in this Plan and all other plans maintained by the Employer.

      (g) If the distribution is made from any Account other than the Elective Deferral Account, a distribution due to hardship may be made without application of Section 10.10(f).

      (h) Notwithstanding the foregoing, prior to termination of employment, each Participant with a Rollover Contributions Account may elect to withdraw, as of the Valuation Date next following receipt of an election by the Committee, and upon such notice as the Committee may require, all or any such Account, as of such Valuation Date.

      10.11 Participant Loans. Upon written application of a Participant, the Committee may direct the Trustee to lend to the Participant such amount or amounts as the Committee may determine, provided that the aggregate amount of all outstanding loans to the Participant from this Plan and from any other qualified plan maintained by the Employer or any affiliated Employer, including accrued interest thereon, shall not exceed the lesser of (a) $50,000, reduced by any loan repayment made during the one (1) year period ending on the day before the date such loan is made, and (b) fifty percent (50%) of such Participant's vested Discretionary Contribution Account, Elective Deferral Account, Qualified Non-Elective Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account or Rollover Account balances, from which the borrowing is made, determined at the time the loan is made. The Participant's request must be made in writing to the Committee and must specify the amount requested, the reason for the loan and such additional information as the Committee shall require.

      Loans shall be made available to Participants on a reasonably equivalent basis in accordance with uniform and nondiscriminatory standards and policies, which shall be consistently applied to each application for a loan pursuant to this Section 10.11.

      Each such loan shall be made at a reasonable interest rate determined by the Committee from time to time, shall be amortized in substantially level payments made not less than quarterly over the term of the loan and shall be subject to such other terms and conditions as the Committee may deem proper. Each loan shall be evidenced by the promissory note of the Participant and shall be adequately secured. Such loan shall be secured by fifty percent (50%) of the aggregate of the Participant's vested Account balances from which the borrowing is made. In the event of default, foreclosure on the note and attachment of security may be made by the Trustee. Each such loan shall be repaid within five
(5) years unless such loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time such loan is made) as the principal residence of the Participant.

      Each loan made hereunder shall be deemed to be a separate investment and shall be credited to a separate loan account for the benefit of the borrowing Participant. All payments of interest and principal shall be through payroll deduction and shall be credited to such Participant's loan account, and such account shall be adjusted for any applicable administrative expenses. In connection with the making of the loan, the Committee shall direct the Trustee to reduce the investment by the borrowing Participant's Accounts in the Investment Funds pursuant to the written direction of the Participant. The Trustee shall reinvest payments on the loan as soon as practicable in accordance with the most recent investment election filed by the Participant pursuant to
Section 4.11.

      If any part of all of the amount standing to the Discretionary Contribution Account, Elective Deferral Account, Qualified Non-Elective Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account or Rollover Account of a Participant shall become distributable to such Participant or his Beneficiary while a loan to such Participant under this Section 10.11 is outstanding, the Trustee shall apply the amount of such distribution in payment of any outstanding loan principal, whether or not then due, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.

      10.12 Waiver of 30-Day Period. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 411(a)-11(c) of the Income Tax Regulations is given, provided that:

            (i) the Trustee or Committee, as applicable, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and

            (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 11. Rules Governing Benefit Claims and Review of Appeals.

      11.1 Claim for Benefits. Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Sections 10.1 or 10.2

      11.2 Notification by Committee. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

            (i) each specific reason for the denial;

            (ii) specific references to the pertinent Plan provisions on which the denial is based;

            (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

            (iv) an explanation of the claims review procedures set forth in
      Section 11.3.

      11.3 Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

Section 12. The Committee and Its Functions.

      12.1 Authority of Committee. The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan. The Committee shall have no investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

      12.2 Identity of Committee. The Committee shall consists of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

      12.3 Duties of Committee. The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Bank. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required of the plan Committee under ERISA and other laws.

      Further, the Committee shall have exclusive responsibility and authority with respect to the Plan's holdings of Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Stock and the creation and satisfaction of Stock Obligations. Subject to the direction of the Board as to the application of Employer contributions to Stock Obligations, and subject to the provisions of Sections 6.4 and 10.6 as to Participants' rights under certain circumstances to have their Accounts invested in Stock or in assets other than Stock, the Committee shall determine in its sole discretion the extent to which assets of the Trust shall be used to repay Stock Obligations, to purchase Stock, or to invest in other assets to be selected by the Trustee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Stock Fund or the Investment Fund shall restrict the Committee from changing any holdings of the Trust, whether the changes involve an increase or a decrease in the Stock or other assets credited to Participants' Accounts. In determining the proper extent of the Trust's investment in Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents to pay their reasonable expenses and compensation.

      12.4 Valuation of Stock. If the valuation of any Stock is not established by reported trading on a generally recognized public market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date as of which the Plan purchases or sells such Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of such Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

      12.5 Compliance with ERISA. The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

      12.6 Action by Committee. All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.

      12.7 Execution of Documents. Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

      12.8 Adoption of Rules. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

      12.9 Responsibilities to Participants. The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 6 and 10, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

      12.10 Alternative Payees in Event of Incapacity. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, or a custodian for him under the Uniform Gifts to Minors Act, or, in the case of an incompetent, to his spouse, or his legal guardian, the payments to be used for the individual's benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 12.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

      12.11 Indemnification by Employers. Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employer, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

      12.12 Nonparticipation by Interested Member. Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

Section 13. Adoption, Amendment, or Termination of the Plan.

      13.1 Adoption of Plan by Other Employers. With the consent of the Bank, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

      13.2 Adoption of Plan by Successor. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

      13.3 Plan Adoption Subject to Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a). If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under Section 401(a).

      13.4 Right to Amend or Terminate. The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of each Employer. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall (i) reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund,
(ii) reduce or restrict, either directly or indirectly, the benefit provided any Participant prior to the amendment, or (iii) divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee's instructions.

      If any amendment changes the vesting schedule, including an automatic change to or from a top-heavy vesting schedule, any Participant with three (3) or more Vesting Years may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment. The election period must begin not later than the later of sixty (60) days after the amendment is adopted, the amendment becomes effective, or the Participant is issued written notice of the amendment by the Employer or the Committee.

Section 14. Miscellaneous Provisions.

      14.1 Plan Creates No Employment Rights. Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

      14.2 Nonassignability of Benefits. No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employer, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former Spouse, child or other dependent of a Participant pursuant to a state domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, as more fully set forth in Section 14.12 hereof.

      14.3 Limit of Employer Liability. The liability of the Employer with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

      14.4 Treatment of Expenses . All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer or by the Trustee.

      14.5 Number and Gender. Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

      14.6 Nondiversion of Assets. Except as provided in Sections 5.8 and 13.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

      14.7 Separability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

      14.8 Service of Process. The agent for the service of process upon the Plan shall be the president of the Bank, or such other person as may be designated from time to time by the Bank.

      14.9 Governing State Law. This Plan shall be interpreted in accordance with the laws of the State of Arkansas to the extent those laws are applicable under the provisions of ERISA.

      14.10 Employer Contributions Conditioned on Deductibility. Employer Contributions to the Plan are conditioned on deductibility under Code Section
404. In the event that the Internal Revenue Service shall determine that all or any portion of an Employer Contribution is not deductible under that Section, the nondeductible portion shall be returned to the Employer within one year of the disallowance of the deduction.

      14.11 Unclaimed Accounts. Neither the Employer nor the Trustees shall be under any obligation to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Employer or the Trustees, by certified or registered mail addressed to his last known address of record with the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Employer or the Trustees within seven
(7) calendar years after the date of notification, the benefits of the Participant or Beneficiary under the Plan will be disposed of as follows:

            (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's Beneficiary is known to the Trustees, distribution will be made to the Beneficiary.

            (b) If the whereabouts of the Participant and his Beneficiary are unknown to the Trustees, the Plan will forfeit the benefit, provided that the benefit is subject to a claim for reinstatement if the Participant or Beneficiary make a claim for the forfeited benefit.

      Any payment made pursuant to the power herein conferred upon the Trustees shall operate as a complete discharge of all obligations of the Trustees, to the extent of the distributions so made.

      14.12 Qualified Domestic Relations Order. Section 14.2 shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and such other domestic relations orders permitted to be so treated by Administrator under the provisions of the Retirement Equity Act of 1984. Further, to the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

In the case of any domestic relations order received by the Plan:

      (a) The Employer or the Plan Committee shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders, and

      (b) Within a reasonable period after receipt of such order, the Employer or the Plan Committee shall determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination. The Employer or the Plan Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

      During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Employer or Plan Committee, by a court of competent jurisdiction, or otherwise), the Employer or the Plan Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If within eighteen (18) months the order (or modification thereof) is determined to be a qualified domestic relations order, the Employer or the Plan Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within eighteen
(18) months it is determined that the o'er is not a qualified domestic relations order, or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Employer or the Plan Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period shall be applied prospectively only. The term "alternate payee" means any Spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefit payable under a Plan with respect to such Participant.

Section 15. Top-Heavy Provisions.

      15.1 Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

      (a) If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group;

      (b) If this Plan is a part of a required aggregation group (but is not part of a permissive aggregation group) and the aggregate top-heavy ratio for the group of Plans exceeds sixty percent (60%); or

      (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the aggregate top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

      15.2 Super Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan will be a super top-heavy Plan if any of the following conditions exist:

      (a) If the top-heavy ratio for this Plan exceeds ninety percent (90%) and this Plan is not part of any required aggregation group or permissive aggregation group.

      (b) If this Plan is a part of a required aggregation group (but is not part of a permissive aggregation group) and the aggregate top-heavy ratio for the group of Plans exceeds ninety percent (90%), or

      (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the aggregate top-heavy ratio for the permissive aggregation group exceeds ninety percent (90%).

      15.3 Definitions.

      In making this determination, the Committee shall use the following definitions and principles:

            15.3-1 The "Determination Date", with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a Determination Date which differs from this Plan's Determination Date, the top-heaviness of this Plan shall be determined on the basis of the other plan's Determination Date falling within the same calendar years as this Plan's Determination Date.

            15.3-2 A "Key Employee," with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy Determination Date for the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having 415 Compensation greater than 50 percent of the limit then in effect under
      Section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having 415 Compensation greater than the limit then in effect under Section 415(c)(1)(A), (iii) an owner of more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose annual compensation exceeds $150,000. For Plan Years commencing on or after January 1, 2001, a "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more than $150,000. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other gudance of general applicability issued hereunder. For purposes of determining which individuals are Key Employees, annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to an Elective Deferral Agreement which are excludible from the Employee's gross income under Code Section 125, Code Section 402(a)(8), Code Section 402(h) or Code Section 403(b), and for Plan Years commencing on or after January 1, 2001, under Section 132(f)(4) of the Code. The Beneficiary of a Key Employee shall also be considered a Key Employee.

            15.3-3 A "Non-key Employee" means an Employee who at any time during the five years ending on the top-heavy Determination Date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

            15.3-4 A "required aggregation group" includes (a) each qualified Plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date and any of the four (4) preceding Plan Years, and (b) any other qualified Plan of the Employer which enables a Plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410. For purposes of the preceding sentence, a qualified Plan of the Employer includes a terminated Plan maintained by the Employer within the five (5) year period ending on the Determination Date. In the case of a required aggregation group, each Plan in the group will be considered a top-heavy Plan if the required aggregation group is a top-heavy group. No Plan in the required aggregation group will be considered a top-heavy Plan if the required aggregation group is not a top-heavy group. All Employers aggregated under Code Sections 414(b), (c) or (m) or (o) (but only after the Code Section 414(o) regulations become effective) are considered a single Employer.

            15.3-5 A "permissive aggregation group" includes the required aggregation group of Plans plus any other qualified Plan(s) of the Employer that are not required to be aggregated but which, when considered as a group with the required aggregation group, satisfy the requirements of Code Sections 401(a)(4) and 410 and are comparable to the Plans in the required aggregation group. No Plan in the permissive aggregation group will be considered a top-heavy Plan if the permissive aggregation group is not a top-heavy group. Only a Plan that is part of the required aggregation group will be considered a top-heavy Plan if the permissive aggregation group is top-heavy.

      15.4 Top-Heavy Rules of Application.

      For purposes of determining the value of Account balances and the present value of accrued benefits the following provisions shall apply:

            15.4-1 The value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date.

            15.4-2 For purposes of testing whether this Plan is top-heavy, the present value of an individual's accrued benefits and an individual's Account balances is counted only once each year.

            15.4-3 The Account balances and accrued benefits of a Participant who is not presently a Key Employee but who was a Key Employee in a Plan Year beginning on or after January 1, 1984 will be disregarded.

            15.4-4 Employer contributions attributable to a salary reduction or similar arrangement will be taken into account.

            15.4-5 When aggregating Plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            15.4-6 The present value of the accrued benefits or the amount of the Account balances of an Employee shall be increased by the aggregate distributions made to such Employee from a Plan of the Employer. No distribution, however, made from the Plan to an individual (other than the beneficiary of a deceased Employee who was an Employee within the five (5) year period ending on the Determination Date) who has not been an Employee at any time during the five (5) year period ending on the Determination Date shall be taken into account in determining whether the Plan is top-heavy. Also, any amounts recontributed by an Employee upon becoming a Participant in the Plan shall no longer be counted as a distribution under this paragraph. For Plan Years commencing on or after January 1, 2001, present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distribution made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

            15.4-7 The present value of the accrued benefits or the amount of the Account balances of an Employee shall be increased by the aggregate distributions made to such Employee from a terminated Plan of the Employer, provided that such Plan (if not terminated) would have been required to be included in the aggregation group.

            15.4-8 Accrued benefits and Account balances of an individual shall not be taken into account for purposes of determining the top-heavy ratios if the individual has performed no services for the Employer during the five (5) year period ending on the applicable Determination Date. For Plan Years commencing on or after January 1, 2001, the accrued benefits and Account balances of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date should not be taken into account. Compensation for purposes of this subparagraph shall not include any payments made to an individual by the Employer pursuant to a qualified or non-qualified deferred compensation plan.

            15.4-9 The present value of the accrued benefits or the amount of the Account balances of any Employee participating in this Plan shall not include any rollover contributions or other transfers voluntarily initiated by the Employee except as described below. If a rollover was received by this Plan after December 31, 1983, the rollover or transfer voluntarily initiated by the Employee was received prior to January 1, 1984, then the rollover or transfer shall be considered as part of the accrued benefit by the Plan receiving such rollover or transfer. If this Plan transfers or rolls over funds to another Plan in a transaction voluntarily initiated by the Employee after December 31, 1983, then this Plan shall count the distribution for purposes of determining Account balances or the present value of accrued benefits. A transfer incident to a merger or consolidation of two or more Plans of the Employer (including Plans of related Employers treated as a single Employer under Code Section
      414), or a transfer or rollover between Plans of the Employer, shall not be considered as voluntarily initiated by the Employee.

      15.5 Top-Heavy Ratio.

      If the Employer maintains one (1) or more defined contribution plans (including any simplified Employee pension plan) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances of all Employees as of the Determination Date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution which is due but unpaid as of the Determination Date.

      If the Employer maintains one (1) or more defined contribution plans (including any simplified Employee pension plan) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of Account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the Account balances under the defined contribution plans for all Employees and the present value of accrued benefits under the defined benefit plans for all Employees. For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on an interest rate of 8% and using the UP'84 Mortality Table.

      For these purposes, the accrued benefit of a Participant other than a Key Employee in a defined benefit plan shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C).

      This Section 15.5 shall be deleted, effective for limitation years commencing on or after January 1, 2000.

      15.6 Minimum Contributions. For any Top-Heavy Year, each Employer shall make a special contribution on behalf of each Participant to the extent that the total allocations to his Account pursuant to Section 4 is less than the lesser of:

            (i) three percent of his 415 Compensation for that year, or

            (ii) the highest ratio of such allocation to 415 Compensation received by any Key Employee for that year. For purposes of the special contribution of this Section 15.6, a Key Employee's 415 Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year, regardless of the number of his Hours of Service, and shall be allocated to his Account.

      Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

      If the Employer maintains a qualified plan in addition to this Plan and more than one such plan is determined to be Top-Heavy, a minimum contribution or a minimum benefit shall be provided in one of such other plans, including, after January 1, 2001, a plan that consists solely of a cash or deferral arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to the requirements of Section 401(m)(11) of the Code are met. For any Plan Year when (1) the Plan is top-heavy and (2) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer contributions and forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least five percent (5%) of such Non-key Employee's 415 Compensation for that year.

      15.7 Minimum Vesting. For any Plan Year in which this Plan is Top-Heavy, a Participant's vested interest in his Matching and ESOP Accounts shall be based on the following vesting schedule:

            Vesting                        Percentage of
             Years                        Interest Vested
             -----                        ---------------

       Fewer than 3 years                        0%
               3                               100%

      For any Plan Year in which this Plan is Top-Heavy, a Participant shall be 100% vested in his Discretionary Contribution Account.

      15.8 Top-Heavy Provisions Control in Top-Heavy Plan. In the event this Plan becomes top-heavy and a conflict arises between the top-heavy provisions herein set forth and the remaining provisions set forth in this Plan, the top-heavy provisions shall control.

                                  APPENDIX A

      For purposes of the definition of "Service" in the Plan, Service of an Employee who was an employee of the following entities on the date prescribed below, shall include service with the named entity for eligibility and vesting purposes, subject to the Break in Service Rules:

NationsBank branches located in Hardy, Walnut Ridge
  and Lake City, Arkansas                                     January 23, 1998

Superior Federal branches located in Brinkley, Carlisle
 and England, Arkansas                                        September 18, 1998

Walden/Smith Financial Group, Inc. and/or First Community
Bank branches located in Pocahontas, Arkansas                 May 14, 2001

Southern Mortgage                                             October 1, 2001

                             FIRST COMMUNITY BANK
                             AMENDED AND RESTATED
               401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

                       --------------------------------

                             Amendment Number One

                      ---------------------------------

      The First Community Bank Amended and Restated 401(k) Savings and Employee Stock Ownership Plan (the "Plan") is hereby amended in accordance with the following:

      1. Section 4.4(b) of the Plan shall be amended by adding the following sentence at the end of the second paragraph thereof:

                        "Shares released from the Unallocated Stock Fund
                  attributable to Employer ESOP contributions used to repay the Stock Obligation will also be allocated to Participants' Accounts in proportion to the Participants' amounts of Cash Compensation."

      2. Section 10.2-3 of the Plan, first sentence, shall be amended to read as follows:

                        "Notwithstanding any other provision in this Section
                  10.2 to the contrary, (1) with respect to a five percent owner (as defined in Code Section 416), distribution of a Participant's Account shall commence (whether or not he remains in the employ of the Employer) not later than the April 1 of the calendar year next following the calendar year in which the Participant attains age 70-1/2, and (2) with respect to all other Participants who attain age 70- 1/2 after 1995, payment of a Participant's benefit will commence, at the election of the Participant either (i) no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, or, (ii) if later, the year in which the Participant retires."

      In WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officer of First Community Bank on the ______ day of ___________, 200__.

ATTEST:                                   FIRST COMMUNITY BANK


                                          By:
--------------------------                   --------------------------------
Secretary                                    Dwayne Powell, President and
                                             Chief Executive Officer


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